UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

Entropic Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33844	33-0947630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6350 Sequence Drive San Diego, CA 92121
(Address of Principal Executive Offices and Zip Code)

(858) 768-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 30, 2015, Entropic Communications, Inc., a Delaware corporation (“Entropic”), completed the previously announced merger of Excalibur Acquisition Corporation (“Merger Sub One”), a Delaware corporation and a wholly-owned subsidiary of MaxLinear, Inc., a Delaware corporation (“MaxLinear”), with and into Entropic, with Entropic being the surviving corporation (the “Merger”), which was effected pursuant to an Agreement and Plan of Merger and Reorganization, dated as of February 3, 2015 (the “Merger Agreement”), by and among Entropic, MaxLinear, Merger Sub One and Excalibur Subsidiary, LLC (“Merger Sub Two”), a Delaware limited liability company and a wholly-owned subsidiary of MaxLinear. Shortly following the effective time of the Merger (the “Effective Time”), MaxLinear caused Entropic to merge with and into Merger Sub Two, with Merger Sub Two surviving as a wholly-owned subsidiary of MaxLinear.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each outstanding share of Entropic common stock was cancelled and converted into the right to receive (a) an amount in cash equal to $1.20, without interest, plus (b) 0.2200 of a share of MaxLinear’s Class A Common Stock, par value $0.0001 per share (the “Stock Consideration”) plus (c) any cash payable in lieu of fractional shares of MaxLinear’s Class A Common Stock otherwise issuable as Stock Consideration (collectively, the “Merger Consideration”).

In addition, at the Effective Time, each stock option to purchase shares of Entropic common stock (an “Entropic Stock Option”) that was outstanding immediately prior to the Effective Time and held by an employee, consultant or director of Entropic (or any of its subsidiaries) as of immediately prior to the Effective Time who remained or became an employee, consultant or director of MaxLinear or any of its subsidiaries (including Entropic or any of its subsidiaries) immediately after the Effective Time (each, a “Continuing Service Provider”), whether or not then vested or exercisable (the “Assumed Options”), was assumed by MaxLinear and converted into an option to acquire a number of shares of MaxLinear Class A Common Stock. Each such Assumed Option will be subject to the same terms and conditions as applied to the Entropic Stock Option immediately prior to the Effective Time (including the vesting schedule applicable thereto), except that (a) the number of shares of MaxLinear Class A Common Stock subject to such Assumed Option will be equal to the product obtained by multiplying (i) the number of shares of Entropic common stock subject to the Entropic Stock Option as of immediately prior to the Effective Time by (ii) 0.3582 (the “Option Exchange Ratio”) (with the resulting number rounded down to the nearest whole share of MaxLinear Class A Common Stock), and (b) the per share exercise price of each Assumed Option will be equal to the quotient obtained by dividing (i) the per share exercise price at which such Assumed Option was exercisable immediately prior to the Effective Time by (ii) the Option Exchange Ratio (with the resulting price per share rounded up to the nearest whole cent). Each Entropic Stock Option that was outstanding immediately prior to the Effective Time and that was held by a person who was not a Continuing Service Provider was not assumed by MaxLinear and was cancelled for no consideration as of the Effective Time.

Further, at the Effective Time, (a) none of the equity awards representing the right to receive in the future shares of Entropic common stock in accordance with a performance-based vesting schedule or issuance schedule (each, an “Entropic Performance Stock Unit”) were solely subject to time-based vesting (or otherwise vested) as of the Effective Time (as a result of the failure of each such award to satisfy the performance-based vesting schedule applicable to such award as determined by Entropic’s Compensation Committee immediately prior to the Effective Time) and each such award was cancelled for no consideration as of the Effective Time in accordance with its terms and (b) each equity award representing the right to receive in the future shares of Entropic common stock in accordance with a vesting schedule or issuance schedule, and that was not an Entropic Performance Stock Unit (each, an “Entropic Restricted Stock Unit”), that was outstanding immediately prior to the Effective Time and was held by a Continuing Service Provider and that was solely subject to time-based vesting, whether or not then vested or exercisable (each, an “Assumed Unit”) was assumed by MaxLinear and converted into an award to receive shares of MaxLinear Class A Common Stock subject to the same terms and conditions (including as to vesting and issuance) as were applicable to such Assumed Unit immediately prior to the Effective Time, except that each such Assumed Unit was converted into an award to receive that number of shares of MaxLinear Class A Common Stock equal to the product obtained by multiplying (i) the number of shares of Entropic common stock subject to such Assumed Unit immediately prior to the Effective Time by (ii) the Option Exchange Ratio, with the resulting number rounded down to the nearest whole share of MaxLinear Class A Common Stock. Each Entropic Restricted Stock Unit that was outstanding immediately prior to the Effective Time and that was held by a person who was not a Continuing Service Provider was not assumed by MaxLinear and was cancelled for no consideration as of the Effective Time.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to Entropic’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 5, 2015, the terms of which are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2015, in connection with the completion of the Merger, Entropic notified The NASDAQ Stock Market LLC (“NASDAQ”) that each outstanding share of Entropic common stock was cancelled and converted into the right to receive the Merger Consideration and requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 to report that shares of Entropic common stock will no longer be listed on the NASDAQ Capital Market.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

In connection with the Merger and at the Effective Time, holders of Entropic common stock immediately prior to such time ceased to have any rights as stockholders in Entropic (other than their right to receive Merger Consideration pursuant to the terms of the Merger Agreement).

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.

In connection with the Merger and at the Effective Time, a change of control of Entropic occurred and Entropic has been merged into Merger Sub One, with Entropic continuing as the surviving corporation and as a wholly-owned subsidiary of MaxLinear.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately following the Effective Time, (i) Kishore Seendripu and Adam Spice, the directors of Merger Sub One, became the directors of Entropic and (ii) Kishore Seendripu, the President and Chief Executive Officer of Merger Sub One, and Adam Spice, the Treasurer and Secretary of Merger Sub One, became the President and Chief Executive Officer and the Treasurer and Secretary of Entropic, respectively.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger and at the Effective Time, Entropic’s certificate of incorporation and bylaws were amended and restated in their entirety. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of Entropic are attached as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 30, 2015, Entropic held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders (a) adopted the Merger Agreement and (b) approved, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Entropic’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (referred to as the “Compensation Proposal”).

At the Special Meeting, the stockholders voted as follows:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Adoption of Merger Agreement	63,025,244	2,879,950	824,395	—

Approval of the Compensation Proposal	57,542,410	8,386,532	800,647	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

3.1	Amended and Restated Certificate of Incorporation of Entropic.

3.2	Amended and Restated Bylaws of Entropic.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: April 30, 2015	By:	/s/ Lance Bridges
	Name:	Lance Bridges
	Title:	Senior Vice President and General Counsel